Form 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 10, 2009
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

299 Madison Avenue N. Suite C
Bainbridge Island, WA 98110
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Resignation of Director; Appointment of Director

William Flohr, one of our directors, has resigned his position as a director, effective December 10, 2009.  Pursuant to authorization under our Bylaws, our remaining director, Kelvin Claney, has appointed Stephen Jarvis to fill the vacancy created by Mr. Flohr’s resignation, effective as of December 17, 2009.

Stephen Jarvis is the co-founder and President of Positive Response Vision, Inc., located in Manila, Philippines.  Formed in 1996, Positive Response Vision is one of the largest infomercial-based direct response companies in Southeast Asia, and has approximately 400 employees.  The company markets and distributes a vast range of products throughout the Philippines. As President, Mr. Jarvis is responsible for product sourcing and acquisition, inventory, finance control and design issues.

Mr. Jarvis also produces infomercials in a private capacity, licensing them to Positive Response Vision and other international infomercial companies.  Mr. Jarvis has been engaged in direct response marketing since 1983.

Mr. Jarvis is committed to playing a pivotal role in the progress of ICTV, particularly in the international arena, utilizing his special knowledge of markets in Asian and Pacific Rim countries.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Kelvin Claney
Kelvin Claney, President and Chief Executive Officer

Date:  December 17, 2009